UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 2, 2011

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada
89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A (Amendment No. 1) is being filed by Paramount Gold and Silver Corp. (the “Company”) as an amendment to the Company’s Current Report on Form 8-K filed on February 22, 2012, to update information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s annual meeting of stockholders held on December 2, 2011 (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers—or future “say-on-pay” votes.  As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding the “say-on-pay” votes on an annual basis.

In consideration of the stockholder vote at the Annual Meeting on the frequency proposal, the Company has decided that it will hold a non-binding advisory “say-on-pay” vote on an annual basis until the next stockholder vote on the frequency of “say-on-pay” votes, which will be no later than the Company’s annual meeting of stockholders in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2012
Paramount Gold and Silver Corp.

By:	/s/ Christopher Crupi
Christopher Crupi, CEO